Exhibit 99.1

Lehman Brothers Holdings Inc. § 341 Meeting July 8, 2009

1 The information and data included in this Report are derived from sources available to Lehman Brothers Holdings Inc. and its other subsidiaries that have filed proceedings under Chapter 11 of the Bankruptcy Code (collectively, the "Debtors"). The Debtors have prepared this presentation based on the information available to them at this time, but note that such information is incomplete and may be materially deficient in certain respects. Information reflected in the following Asset Team reports are as of varying dates based on each Team’s assessment of certain metrics. Additionally, please see the Debtor’s Basis of Presentation in the Monthly Operating Reports and the Global Footnotes in the Debtor’s Schedules of Assets and Liabilities which are incorporated by reference as if set forth at length herein. This report was prepared by the Debtors for purposes of presenting the Creditors with a status of the Estate as of the date of the presentation and is not meant to be relied upon by investors or others as a complete description of the Estate, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The information in this presentation will only be updated, including any corrections, in connection with future presentations to the Creditors on the state of the Debtors' estate. The Debtors reserve all rights to revise this report. All amounts are unaudited and subject to revision.

Current Situation Overall Steady progress on asset management, claims management, financial reporting, and litigation fronts Liquidity Continues to build but permitted investment options are poor Reporting December 31, 2008 Balance Sheets should be available in August 2009 Catch up on financials continues and IT migration from Barclays is on schedule 2 Executive Summary

Current Situation (continued) Claims Management Bar date of September 22, 2009 Sorting through myriad of guarantees and intercompany claims Litigation Significant activity underway with litigation in progress (Bank of America and Barclays) and litigation being developed for other institutions Preference / Fraudulent Conveyance work stream being developed Executive Summary (continued) 3

4 Executive Summary (continued) Personnel FTE's Department Lehman A&M (a) Total Finance / Treasury / Tax 105 30 135 IT / Wind Down 15 32 47 Legal / CMS / Data / Forensic 30 31 61 Management (Admin / HR) 14 7 21 164 100 264 Asset Teams Derivatives 205 8 213 Principal Investments / Private Equity 91 10 101 Real Estate (b) 57 9 66 Corporate Loans 33 7 40 International 42 (c) 35 77 Sub-Total Asset Teams 428 69 497 LBB / ALS 1,759 6 1,765 LBCB 20 - 20 LB Trusts 35 - 35 Total Headcount 2,406 175 2,581 Notes (a) FTE's based on April activity (b) Trimont provides approximately 200 people in support of Real Estate Team (c) 42 Lehman personnel includes 33 in Europe and 9 in Asia

5 Executive Summary (continued) Key A&M Responsibilities Maximize Recovery Value of Assets 5 Asset Teams in place Tasks are defined / plans being executed Mitigate Potential Liability / Reconcile Claims Major pending open issues include Derivative Claims, Unfunded Commitments, Parent Guaranteed Debt, and Clearing Bank Claim Treatment Meet the Needs of the Court / US Trustee / Unsecured Creditors Committee Timely reporting and transparency Cost effective administration of the case Timely completion of an exit

Asset Reports Bank Platforms No surprises on bank asset management front, asset values are stabilizing FDIC seems to be changing the rules of the game and OTS has been dissolved, no new CD issuance – facing issue of maturity mismatch between liabilities and assets Bank Book Unfunded commitment obligations continue to be eliminated Improved market value on the loan portfolio 6 Executive Summary (continued)

Asset Reports (continued) Principal Investments / Private Equity Focus on stabilization and / or spin-out of fund management companies for RE Mezzanine, RE Equity, and Euro Mezzanine Real Estate Assets Canyon Ranch (Miami), so far so good, strong market response Shifting from lender to asset manager / owner status in numerous situations Derivatives Close to $6 billion collection milestone Implementing a hedging / assigning strategy to lock-up value Implementing a litigation strategy Executive Summary (continued) 7

Asset Reports (continued) International Lavender portfolio sale in Japan exceeded expectations Preliminary settlement discussions with Bankhaus receiver Intercompany Still have limited understanding of activities at LBI LBI / LBIE provide minimum transparency Working well with KPMG Receiver in Asia International protocol signed up (July 17, 2009 conference) Executive Summary (continued) 8

Challenges LBI Not clear what they have done on collections, fails or preference items, complete lack of transparency, as the largest creditor we remain in the dark LBIE Could use improved PwC cooperation on various items, very conservative risk adverse administrative approach Executive Summary (continued) 9

II. Financial – Cash Position

A. Current Cash and Short-Term Investment Position – Americas (a)

($ in millions)

	Date Filed	Filing Date Balance	(c)	General Funds	Segregated / Identified Funds	(d)	Total Funds	(e)
				As of 06/30/09 (b)				
Debtor Entities (20 Entities)								
Lehman Brothers Holdings Inc.	9/15/08	$ 1,148.2		$ 2,664.2	$ 274.5		$ 2,938.7	
Lehman Commercial Paper	10/5/08	460.7		1,131.6	1,152.1		2,283.7	
LB Special Financing	10/3/08	7.1		3,195.1	380.1		3,575.2	
LB Commodity Services	10/3/08	30.2		926.4	-		926.4	
LB Financial Products	10/5/08	6.6		437.5	-		437.5	
LB Commercial Corporation	10/5/08	8.0		409.7	1.5		411.2	
LB Derivative Products	10/5/08	296.9		380.9	3.2		384.1	
LB OTC Derivatives	10/3/08	131.8		164.3	-		164.3	
Other Debtor Entities (12 entities)	Various	4.0		4.3	-		4.3	
		2,093.4		9,314.0	1,811.4		11,125.4	
Non-Debtor Entities		1,450.1		1,017.0	76.9		1,093.9	
Total Cash and Short-Term Investments Balance		$ 3,543.5		$ 10,331.0	$ 1,888.3		$ 12,219.3	

Notes
(a) Represents cash managed and reconciled by Lehman US operations. Foreign currency cash is reflected in USD equivalents.
(b) Includes $107.3 million Citibank pre-petition balance which has been frozen and is not readily available to the debtor.
(c) LBHI cash balance on filing date has increased $235.2 million since the last 341 presentation to reflect opening cash balance on 9/15. Previous balance based on closing cash balance on 9/15.
(d) Amounts segregated per court order, stipulation or debtors' preliminary estimate of third party funds ($1.5 billion related to receipts on pledged assets and $350.4 million related to misdirected wires).
(e) Does not include $484.0 million setoff by JP Morgan and applied to alleged derivates claim and $500.0 million which was seized post-filing by Bank of America.

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II. Financial – Cash Flow

B. Cash Flow Activities – LBHI (US) (a)

($ in millions)

	Filing Date thru 06/30/09	Comments
Receipts		
Asset Sales	$ 1,831.5	$1.3B sale to Barclays, $0.3B sale of R3 Capital stake, and $0.2B sale of Eagle Energy
Receipts from Subsidiaries	736.7	RE $411.1M, PI / PE $102.8M, XO Jet note payoff $59.0M, Derivatives $54.9M, LB India $45.0M, Loan Book $40.0M, Aviation $9.2M and Other $14.7M
Investment / Other Settlements	190.4	Diversified Arbitrage Fund $97.8M, Ospraie Fund $16.3M, LB Global Bond Fund $6.8M, and Other $69.5M
Other Receipts / Income	55.2	Yuma Hospital Loan $15.6M, Interest Income $6.5M, Tax Refunds $3.9M and Other $29.2M
	2,813.8	
Disbursements - Operating		
Compensation and Benefits, Net	(209.6)	
Rent / Leases, Net	(68.5)	
Transition Service Agreements, Net	(62.2)	
Tax Advisory / Payments	(4.8)	
Loan Book Disbursements	(32.7)	
Derivative Settlements	(76.8)	Represents transfer to LBSF for post-petition derivative settlements received into LBHI in error
Real Estate Capital Calls	(328.2)	Fortress $152.8M, Prologis $25.8M, other Commercial RE $132.3M, and Residential RE $17.3M
Private Equity Capital Calls	(215.5)	Capital Calls: Wilton RE $121.6M, SkyPower $56.8M, One William Street Capital $36.5M, and Other $0.6M
Capital Contributions to Subsidiaries	(280.0)	Capital Injection to LBCB $250M and LBB $30M
Advances to Subsidiaries, Net	(400.7)	Capital Calls: PE $280.7M, RE $101.5M, Aviation $12.2M, and Other Advances of $6.3M
Other Operating Expenses	(70.9)	Insurance $20.0M, Ordinary Course Professionals $7.9M, and Other $43.0M
	(1,749.7)	
Operating Cash Flow	1,064.1	
Disbursements - Other		
Professional Fees	(134.7)	
DIP Fees / Interest	(13.6)	
	(148.3)	
Net Cash Flow (b)	915.8	
Cash Balance		
Beg. Cash and ST Investments	1,148.2	
Net Cash Flow	915.8	
Seized by BoA	(500.0)	
Legacy Net Cash Flow	(280.3)	Reflects $500.0M transfer to LBI to cover FX funding obligations, offset by loan book receipts
Net European Activity	1,354.6	Includes repatriation of funds and receipts into post-petition accounts from LBHI UK branch
Expense Reimbursement	300.4	Represents reimbursements to LBHI of expenses (from September 2008 through May 2009) on behalf of various debtor and non-debtor entities
End. Cash and ST Investments	$ 2,938.7	

Notes
(a) Certain items previously reported have been reclassified in this presentation.
(b) Based on activity in post-petition accounts.

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12 Asset Team Reports Bank Platforms LBCB / Woodlands Situation (Utah) Significant Q1 capital improvement achieved via Court approved $200.0 million cash injection and elimination of approximately $3.0 billion of unfunded loan commitments March 31, 2009 Call Report indicated that Total Risk Based Capital (RBC) improved to 9.85%, just shy of “well capitalized” In discussions with SIPA Trustee regarding customer claim allowance of $534.0 million Muni bond claim; unable to predict actual recovery at this time Risk – Year-End audit target completion date July 20, 2009, going concern issues remain, audit results may require December 31, 2008 and March 31, 2009 FDIC Call Report restatements ($ in millions) 9/30/08 12/31/08 3/31/09 Assets 6,405.0 $ 5,423.8 $ 4,840.6 $ Liabilities 5,397.0 4,990.8 4,268.3 Equity 1,008.0 433.0 572.3 RBC Ratio 10.8% 5.4% 9.9% (a) Note (a) This total RBC ratio is preliminary and subject to the pending year-end audit.

13 Asset Team Reports (continued) Bank Platforms (continued) Aurora Bank Situation (Delaware Thrift) Aurora Bank recently completed a re-branding effort, submitted a 3-year plan to the OTS, and filed a Q1 quarterly report where Risk-Based Capital (RBC) was reported above 10% (the threshold for “well-capitalized”) The events noted contributed to an increase in the Bank’s regulatory rating which, in turn, led to an unqualified (clean) audit opinion from the Bank’s auditor The inability to access the brokered CD market will result in significant liquidity challenges for the Bank in Q3 LBHI and the Bank are continuing to engage the Bank’s regulators to address the resolution of the brokered CD issue; this includes MFA settlement discussions and contingency planning (financing sources and / or asset sales) in the event that CD issuance remains elusive ($ in millions) 9/30/08 12/31/08 3/31/09 Assets 7,207.0 $ 6,513.5 $ 5,693.6 $ Liabilities 6,197.9 6,046.3 5,101.8 Equity 1,009.1 467.2 591.8 RBC Ratio 10.4% 5.9% 10.3%

III. Asset Team Reports *(continued)*

A. Bank Book

➢ Commercial Loan Portfolio Summary by legal entity (May 31, 2009 (a))

($ in millions)	Committed			Funded			Unfunded		
	Total	Retained	Pledged	Total	Retained	Pledged	Total	Retained	Pledged
All Segments									
Lehman Banks									
LB Commercial Bank (LBCB)	$ 5,523	$ 5,523	$ -	$ 2,051	$ 2,051	$ -	$ 3,471	$ 3,471	$ -
Lehman Brothers Bank	2,321	2,321	-	198	198	-	2,123	2,123	-
	7,844	7,844	-	2,249	2,249	-	5,595	5,595	-
Lehman Debtors									
Lehman Brothers Holdings Inc.	723	613	110	204	164	40	520	449	70
Lehman Commercial Paper Inc. (b)	8,635	6,479	2,157	3,023	1,350	1,673	5,612	5,128	484
LCPI London Branch (b)	2,960	1,921	1,039	1,383	700	683	1,578	1,221	357
Asia & Other	996	990	6	986	982	4	10	8	2
	13,315	10,003	3,312	5,595	3,196	2,399	7,719	6,807	913
All Other									
LB Bankhaus London Branch	5,635	5,635	-	2,120	2,120	-	3,515	3,515	-
CLOs (Pine, Spruce, Verano) (b)	3,057	-	3,057	1,952	-	1,952	1,105	-	1,105
	8,692	5,635	3,057	4,072	2,120	1,952	4,620	3,515	1,105
Grand Total	$29,851	$23,482	$ 6,369	$11,917	$ 7,565	$ 4,352	$17,934	$15,917	$ 2,017

Notes
(a) Amounts are presented at their nominal values
(b) $2.8 billion of Pledged Funded Loans associated with CLOs and other securitizations are excluded from this loan summary because they are handled by Real Estate ($2.0 billion) and Private Equity ($0.8 billion)

➢ Highlights

- Unfunded Commitments – eliminated $13.6 billion of Unfunded credit exposure
- Open Loan Trades – over 81.9% of Open Trades closed, $257.0 million in proceeds realized
- Credit Review Process – currently managing the credit process of all borrowers (retained and pledged) and expect to complete the new formal credit review for all borrowers over the summer

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III. Asset Team Reports *(continued)*

B. Principal Investments / Private Equity

➢ Summary Principal Investments

- The table below provides a summary of the approximately $9.2 billion portfolio of principal and private equity investments held on Lehman's balance sheet, broken down by asset class

($ in millions)

Category	# of Investments	9/12/08 Pre-Petition (a)	Post-Petition Activity: Cash From Sales / Redemp.	Post-Petition Activity: Additional Investments	Post-Petition Activity: Market Change	3/31/09 Carrying Value (a)	Current Unfunded Commitments
Private Equity Group (b)	6	$ 1,652.0	$ (95.7)	$ 200.4	$ (905.0)	$ 851.7	$ 640.5
Direct Investments (c)	90	5,001.9	(95.0)	212.7	(2,629.9)	2,489.8	231.8
GP / LP Investments	101	4,518.3	(199.1)	106.1	(1,993.2)	2,432.1	1,641.6
Asia Investments (Controlled by LBHI)	163	1,251.1	(90.7)	-	(464.5)	695.9	-
Other (d)	79	1,919.3	(576.3)	2.3	(354.8)	990.5	188.3
Principal Investments (Controlled by LBHI)	439	14,342.7	(1,056.7)	521.5	(6,347.5)	7,459.9	2,702.2
Asia Investments (Controlled by Other Receivers)	7,220	1,717.7	-	-	-	1,717.7	-
Total Principal Investments	**7,659**	**$16,060.3**	**($1,056.7)**	**$521.5**	**($6,347.5)**	**$9,177.5**	**$2,702.2**

Notes

(a) Pre-petition valuation reflects values as of September 12, 2008 and excludes removed positions that are reflected by other asset teams; Carrying value reflects March 31, 2009 valuations (not yet available for Private Equity Group's Venture Capital and CDO) and additional capital calls funded and sales / redemptions / distributions through May 31, 2009

(b) Number of investments represents fund families; $29.3 million of the $57.6 million in proceeds related to Venture Capital deal received as of May 31, 2009 – remaining proceeds will be received pending final close and release of escrow; $10.0 million of the $15.0 million in proceeds related to Merchant Banking deal received as of May 31, 2009 – remaining proceeds due in July 2009; Additional Investments decreased $8.2 million due to an over funding of a LBREMII capital call; Current Unfunded Commitments increased due to change in LBREPI calculation, which now accounts for recallable distributions

(c) "Direct Investments" portfolio includes the 90 direct investments above plus 12 positions included in "Asia Investments (Controlled by LBHI)"

(d) Includes Seed Capital, MLP Prop Fund ($98.0 million sale – September 2008), Tax Credit Investments ($51.9 million of the $61.9 million in proceeds related to White Creek deal received as of May 31, 2009 – remaining proceeds will be released from escrow in May 2010), Principal Assets Pledged to JPM as Collateral, Eagle Energy ($230.5 million sale – October 2008)

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III. Asset Team Reports *(continued)*

C. Real Estate Assets

➢ Summary Real Estate

- The table below provides a summary of the approximately $16.0 billion portfolio of real estate managed by Lehman. It excludes approximately $14.8 billion of real estate assets (as of September 12, 2008) controlled by other receivers and $4.8 billion (as of September 12, 2008) related to a repurchase agreement terminated following Lehman's filing.

($ in millions)

Category	9/12/08 Pre-Petition (a)	Post-Petition Activity: Additional Assets (b)	Receipts	Disbursements	Market Change	Carrying Value (a)
Commercial – North America	$ 17,115.0	$ 950.0	$ (388.3)	$ 250.5	(4,550.7)	$ 13,376.5
Commercial – Europe and Asia	2,590.6	221.0	(495.8)	6.3	(601.1)	1,721.0
Residential (c)	3,229.7	(1,706.0)	(406.6)	9.8	(242.9)	884.0
Total Real Estate	**$22,935.3**	**($535.0)**	**($1,290.7)**	**$266.6**	**($5,394.7)**	**$15,981.5**

Notes
(a) Pre-petition valuation reflects values as of September 12, 2008; Carrying value reflects the future undiscounted cash flows as of December 31, 2008 and additional capital calls funded and sales / redemptions / distributions through May 29, 2009
(b) Reflects assets transferred to or from other asset teams or receivers. In the Commercial – North America, consists primarily of real estate corporate loans and PE positions not included in funds.
(c) Residential additional assets reduction primarily reflects transfer of MSRs

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17 Asset Team Reports (continued) Derivatives Book Highlights Derivatives organization set up Approximately 300 FTE’s, including third party reconciliation and valuation experts Robust organization with skilled teams across counterparty interaction, valuation, assignments, middle office and operations, legal, finance, and project management functions Front to back unwind processes developed and implemented 6 step portfolio resolution process – internal review, due diligence, trade reconciliation, cash reconciliation, valuation, and settlement Settlement Approval Committee established to review and approve settlements – daily meetings Good progress on unwind strategy execution Priorities established and implemented: a) ‘melting’ assets, b) receivables, and c) payables Active management and resolution of live trades; execution on hedging program Assertive legal strategy launched to protect value of the Estate Progress on claims process; Bar date scheduled and customized claim forms approved

18 Asset Team Reports (continued) Derivatives Book (continued) Cash Collections Steady progress on cash collections 0 1 2 3 4 5 6 As of 11/07/08 As of 01/02/09 As of 02/13/09 As of 03/27/09 As of 05/15/09 As of 06/30/09 $1.8 $0.7 $3.3 ($ in billions) $4.2 $1.1 $1.5 $0.9 $4.8 $0.6 $5.8 $1.0

19 Asset Team Reports (continued) Derivatives Book (continued) Preliminary Portfolio Update: Basis of Presentation MOR Reported Amounts for assets and liabilities on the following slides represent amounts due from or to counterparties related to terminated / matured and open trades and are recorded at Fair Value net of cash and securities collateral received and posted, and net of valuation reserves as recorded as of September 14, 2008 in the Debtors’ books and records (MOR refers to Monthly Operating Report) Fair Value is determined by utilizing observable prices or pricing models utilizing a series of inputs to determine the present value of future cash flows The Debtors determined the value for derivative related assets and liabilities as follows: a) utilized the Fair Values as of September 30, 2008 for trades open as of September 30, 2008, b) utilized the Fair Values at the date of maturity or termination where the counterparty notified the Debtors prior to September 30, 2008, or c) utilized the last valuation recorded by the Debtors prior to the LBHI bankruptcy filing where a Fair Value was unable to be determined or for counterparties generally with more than 1,000 trades outstanding as of September 14, 2008 MOR Reported Amounts: a) do not reflect value impairments that may result from final resolution with certain Special Purpose Vehicles (“SPV”) and b) have not been adjusted to reflect realizable value of assets or liquidation amounts of liabilities which may differ from amounts recorded Details by Legal Entity as of December 31, 2008 and updated as of mid-2009 are expected to be published in an MOR in early August 2009

20 Asset Team Reports (continued) Derivatives Book (continued) Preliminary Portfolio Update Open population significantly reduced since last meeting (less than 1% of trade legs remain open) ($ in millions) All Entities # of # of Trade Agmts (a) Legs (a) Receivables - $27.1 billion MOR Reported Amount (b) Open 658 3,842 Terminated 2,503 779,219 Final Settled / Approved Pending Settlement 379 4,739 Total Receivable 3,540 787,800 Payables - ($16.0) billion MOR Reported Amount (b) Open 410 2,016 Terminated 2,263 382,918 Final Settled / Approved Pending Settlement 127 5,659 Total Payable 2,800 390,593 Notes (a) Status as of June 17, 2009 (b) See aforementioned definition of MOR Reported Amount

III. Asset Team Reports *(continued)*

D. Derivatives Book *(continued)*

3) Preliminary Portfolio Update *(continued)*

($ in millions)

MOR Reported Amount as of Respective Petition Date Balance Sheets		As of June 17, 2009					September 15, 2008 - June 30, 2009	
Legal Entity	**Amount (a)**	**Legal Entity**	**# of Agmts**	**% Open**	**# of Trade Legs**	**% Open**	**Legal Entity**	**Cash Collections (b)**
Receivables		**Receivables**						
LBSF	$ 21,631	LBSF	2,848	20.5%	544,808	0.6%	LBSF	$ 3,533
LBCS	2,735	LBCS	249	8.0%	20,840	2.2%	LBCS	1,160
LBCC	1,395	LBCC	222	2.3%	219,496	0.1%	LBCC	351
LOTC	297	LOTC	61	19.7%	591	12.0%	LOTC	(21)
LBFP	236	LBFP	26	19.2%	342	4.4%	LBFP	435
LBDP	113	LBDP	64	0.0%	1,296	0.0%	LBDP	170
Other (c)	647	Other	70	47.1%	427	35.4%	Other	187
Total Receivable	**$ 27,054**	**Total Receivable**	**3,540**	**18.6%**	**787,800**	**0.5%**	**Total Collections**	**$ 5,815**
Payables		**Payables**						
LBSF	$ (11,932)	LBSF	2,094	16.1%	337,738	0.4%		
LBCS	(2,303)	LBCS	232	6.5%	18,839	1.3%		
LBCC	(778)	LBCC	219	5.5%	30,187	0.2%		
LOTC	(760)	LOTC	142	28.9%	2,231	10.9%		
LBFP	(45)	LBFP	11	27.3%	27	22.2%		
LBDP	(73)	LBDP	86	0.0%	715	0.0%		
Other (c)	(108)	Other	16	6.3%	856	0.1%		
Total Payable	**$ (15,999)**	**Total Payable**	**2,800**	**14.6%**	**390,593**	**0.5%**		

Notes

(a) See aforementioned definition of MOR Reported Amount

(b) Cash collections are as of September 15, 2008 through June 30, 2009, net of cash outflows

(c) Other LBHI controlled entities managed by the derivatives team. MOR amounts as of September 14, 2008 or October 2, 2008.

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22 Asset Team Reports (continued) Derivatives Book (continued) Open Trade Strategy – Key Priority Active disposition of open contracts via assignment or mutual termination Assignment – slow progress amid challenging market landscape Balance sheet and liquidity constraints in marketplace Much of remaining portfolio less attractive to potential assignees – long dated, weak or obscure credits, “no collateral” contracts Hedging program – good progress $0.5 billion hedged to date, largely interest rate and FX trades Limited hedging tools at present – in process of establishing over-the-counter derivatives hedging ability

23 Asset Team Reports (continued) Derivatives Book (continued) Legal Strategy Continued implementation of assertive legal recovery strategy Key litigation initiated on a) set off issues, b) non-performance on open contracts, and c) SPV purported terminations and related subordination Bar date hearing Mediation Bucketing of legal issues initiated Key Legal Issue Description Valuation Differences Estate does not agree with counterparty valuations Set Off Claims Counterparties claiming set-offs of Lehman receivables versus Lehman payables across their affiliates and / or estate companies Termination / Subordination Select SPV counterparties claiming 'subordination' of the estate's rights versus others Others Including non-performance on open contracts, termination date differences, and default interest rate issues

24 Claims Management